NHI Provides Progress Report


1275

November 8, 2021

Safe Harbor Statement

These slides and other materials we have filed or may file with the Securities and Exchange Commission, as well as information included in oral statements made, or to be made, by our senior management contain forward-looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make include, among other things, the impact of COVID-19 on our tenants and the risks which are described under the heading "Risk Factors" in Item 1A in our Form 10-K for the year ended December 31, 2020 and under the heading "Risk Factors" in Item 1A in our Form 10-Q for the quarter ended September 30, 2021.

In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.



Summary of YTD Portfolio Optimization*

OBJECTIVES	ACTIONS AND OUTCOMES
Optimize Portfolio through Significant Asset Sales & Tenant Transitions	• Completed approximately $172.6 million in senior housing dispositions at cap rate of approximately 3.1% and LSCR* of 0.33x suggesting a strong "seller's" market • In negotiations on dispositions on additional 21 underperforming communities valued at approximately $150 million - $155 million at a low single digit cap rate and minimal LSCR • Bickford & legacy Holiday tenant concentration reduced significantly • Largest tenants include well-covered SLC, NHC and Ensign
Reposition Bickford & legacy Holiday Portfolios to Thrive as Senior Housing Fundamentals Recover	• Additional Bickford portfolio repositioning to 35 core properties significantly improves LSCR and occupancy • Bickford rent reset in 2022 immediately improves tenant's financial health and positions the operator for growth as margins recover from pandemic lows • Additional Holiday portfolio repositioning to 15 core properties improves pro forma EBITDAR margin by approximately 500 bps; pro forma occupancy improves by approximately 270 bps • Transitioning legacy Holiday properties to two best-in-class senior housing operators with significant experience in middle market independent living
Pivot to Growth with Low Levered Balance Sheet	• Formation of senior housing operating joint ventures comes at an opportune time to capture upside as properties recover from pandemic lows and strategically positions NHI by creating another pathway for external growth in senior housing • Approximately $34.0 million in total deferrals announced provide upside cash flow as senior housing fundamentals improve • Despite deferrals and tenant non-payments, balance sheet leverage has declined and NHI has full capacity on its $550.0 million revolver for accretive acquisitions with limited need to issue equity

* Calculations presented throughout this presentation are based on T3A results through June 30, 2021, unless otherwise noted; LSCR is after an assumed 5% management fee and $500 per unit capex.

Bickford Restructuring Yields Healthier Tenant

NHI NATIONAL HEALTH INVESTORS

Dispositions

Completed sale of 6 underperforming buildings for $39.9 million with an NBV of $34.6 million

LSCR on 6 dispositions was 0.17x

Cash rent associated with sale of $5.9 million while NOI only $1.0 million (2.5% yield)

Arbitrage creates annual cash savings of ~$3.0 million to Bickford

Reduced NHI leased portfolio to Bickford from 48 to 42 properties

Further Portfolio Repositioning

NHI is deferring $4.5 million in 4Q21 rent and up to $4.0 million in 1Q22 rent

In process to sell another subset of 7 underperforming assets for approximately $50 million

Dispositions have average occupancy of less than 70% low single digit or negative NOI margins

NHI maintains purchase option on Virginia Beach which would be added to master lease at 8% yield (net neutral to NHI's NOI)

Pro forma leased portfolio margins declined more than 500 bps during pandemic implying strong upside in the recovery

Rent Reset

In 2022, NHI will adjust rent on portfolio of 35 properties $28.0 million and future option to add Virginia Beach

Adjusted rent implies LSCR coverage on 35 of 1.19x which provides excess cash flow to service $26.0 million deferral balance

NHI obtains FMV rent reset after two years with a floor of 8% yield on NHI's original purchase price

85% of excess leased portfolio cash flow dedicated to paying down the deferral balance

Pro Forma Bickford

T3A through September 30, 2021	Current	Pro Forma	Add V. Beach
Properties	42	35	36
Units	2,388	1,943	2,003
Occupancy	80.2%	82.5%	83.0%
Rent ($ in '000's)	$46,083	$37,743	$39,103
EBITDARM Coverage	0.96x	1.07x	1.09x
Lease Coverage	0.78x	0.88x	0.91x

Coverage Metrics Following Rent Reset		
Properties	35	36
Target Rent ($ in 000's)	$28,000	$29,360
EBITDARM Coverage	1.44x	1.46x
Lease Coverage* @ $500/unit capex	1.19x	1.21x
Lease Coverage* @ $2,000/unit capex	1.09x	1.11x

*Assumes 5% management fee

Holiday Transactions Overview

NATIONAL HEALTH INVESTORS

Asset Sales of Underperforming, Geographically Disparate Communities

- NHI sold 9 independent living communities with 1,030 units across 7 states for $119.8 million with LSCR of 0.44x
- Annualized cash rent associated with these communities approximated $9.0 million
- Negotiating the sale of 2 more properties with 190 units for approximately $18.8 million representing an annualized cash rent of $1.8 million

New Joint Venture Agreement with Merrill Gardens

- NHI will transition 6 Holiday assets and enter into a joint venture with Merrill Gardens to own and operate in a JV 6 independent living communities with 650 units in California and Washington
- Management agreement with Merrill Gardens includes base management fee as well as value creation and operating cash flow promotes which best align interests
- Annualized cash rent associated with these communities approximated $10.0 million
- Annualized cash NOI margins for these 6 communities was approximately 37.0% for the trailing 12 months ended June 30th which compares to approximately 47.5% margin in pre-pandemic 2019 implying significant upside as that portfolio recovers

New Joint Venture Agreement with Discovery Senior Living

- NHI will transition 8 Holiday assets and enter into a joint venture with Discovery Senior to own and operate in a JV 8 independent living communities with 973 units in six states; potential to transition one additional property if NHI decides to maintain ownership
- Management agreement with Discovery includes base management fee as well as value creation and operating cash flow promotes which best align interests
- Annualized cash rent associated with these communities approximated $11.4 million
- Annualized cash NOI margins for these communities was approximately 37.0% for the trailing 12 months ended June 30th which compares to approximately 45.5% in pre-pandemic 2019 implying significant upside as that portfolio recovers

Holiday Portfolio Optimization Creates Path for Rapid Recovery

NATIONAL HEALTH INVESTORS

Dispositions Create Healthier Core Portfolio

Average occupancy of dispositions 670 bps lower than remaining portfolio and LSCR significantly lower which implies significant margin discrepancy

Holiday dispositions significantly underperformed the pro forma portfolio both before and during the pandemic

	T3A through June 30, 2021		
	Legacy	Dispositions	Pro Forma
Properties	26	11	15 *
Units	3,074	1,221	1,853
Occupancy	73.8%	69.8%	76.5%
LSCR	0.63x	0.42x	0.73x

	2019		
	Legacy	Dispositions	Pro Forma
Properties	26	11	15 *
Units	3,074	1,221	1,853
Occupancy	87.9%	86.7%	88.8%
LSCR	1.04x	0.96x	1.08x

Significant Upside as Operations Recover

Significant upside to the new joint ventures as portfolios return to pre-pandemic margins

Over 1,200 bps occupancy decline in Holiday East and 1,100 bps occupancy decline in Holiday West due to the pandemic

Estimated decline in cash NOI in Holiday West and East due to the pandemic of $6.0 million - $8.0 million implies significant upside as performance recovers

	Holiday East	
	Current	Pre-Pandemic
Properties	8	8
Units	973	972
Occupancy	76.3%	88.4%

	Holiday West	
	Current	Pre-Pandemic
Properties	6	6
Units	650	650
Occupancy	81.1%	92.1%

*Includes Vero Beach which is an AL property that is being transferred to the Discovery master lease.

Completed & In Progress Dispositions (dollars in thousands)

Building / Tenant	Units	Buildings	Net Proceeds	Annualized Cash Rent	Annualized Cash NOI	% of Net Proceeds	Implied Cash Rent Yield	Implied Cash NOI Yield	EBITDARM Coverage
Bickford	247	6	$39,924	$5,923					
Holiday	1,030	9	119,799	8,998					
SLM Savannah Court	131	1	12,847	1,360					
Total Senior Housing	**1,408**	**16**	**$172,570**	**$16,281**	**$5,418**	**46.8%**	**9.4%**	**3.1%**	**0.50x**
Trustpoint Hospital	217	1	$31,215	$2,815					
North Okaloosa	NA	1	3,887	314					
Kentucky River	55	1	8,314	3,544					
Total Hospital & MOB	**272**	**3**	**$43,416**	**$6,673**	**$3,057**	**11.8%**	**15.4%**	**7.0%**	**2.29x**
Total Completed Dispositions	**1,680**	**19**	**$215,986**	**$22,953**	**$8,475**	**58.6%**	**10.6%**	**3.9%**	**1.02x**
Total In Progress SH Dispositions *	**1,556**	**21**	**$152,650**	**$16,965**	**$1,657**	**41.4%**	**11.1%**	**1.1%**	**0.31x**
Total Completed & In Progress	**3,236**	**40**	**$368,636**	**$39,918**	**$10,133**	**100.0%**	**10.8%**	**2.7%**	**0.71x**

*Net proceeds based on management's best estimates at time of publication.

Optimization Efforts Transforming NHI Into a Stronger Company

NHI NATIONAL HEALTH INVESTORS

Significant Actions Taken in 2021 Impact Over 50% of Properties in NHI Portfolio; Completed ~59% of SH Disposition Program and Expect Conclusion in 1Q 2022

- Closed on sale of 16 underperforming senior housing properties for $172.6 million at a 3.1% cap rate
- In process to dispose of $150 million - $155 million in additional underperforming senior housing properties at a at low single digit cap rates
- Transitioning legacy Holiday properties to two sophisticated managers which provides another avenue for growth under SHOP structures
- Finalizing a rent restructure with Bickford that significantly improves operator’s financial health
- Bickford rent reduction stabilizes the tenant and improves ability to payback $26.0 million deferral balance; lease includes a FMV rest after 2 years

Favorable Outcomes in a Difficult Environment Position NHI to Pivot to Growth in 2022

- Dispositions, tenant transitions, rent restructuring and deferrals have impacted over half of NHI’s 242 properties entering 2021
- Despite industry challenges, NHI has generated cash NOI equivalent to 93% of contractual NOI since the pandemic began
- Bickford and legacy Holiday tenant concentrations both significantly reduced
- Balance sheet strength with leverage under 5.0x, well covered dividend, and full revolver capacity
- NHI pivoting to growth in 2022 with significant balance sheet capacity to add accretive acquisitions with limited need for new equity

Definitions

Cap rate
For this presentation we define the term cap rate as the trailing three month annualized property level net operating income divided by the sales price of the property.

Cash NOI
Cash NOI refers to cash based net operating expenses and is calculated cash revenue less cash expenses including management fees but excluding capital expenditures.

EBITDARM
EBITDARM is an acronym for earnings before interest, taxes, deprecation, amortization and management fees.

EBITDARM Coverage
EBITDARM coverage is a ratio that compares property level EBITDARM to contractual cash rent.

LSCR
LSCR is an acronym that refers to lease coverage ratio. The lease coverage ratio compares property level cash flow after an assumed 5% management fee and $500 per unit in capital expenditures to contractual cash rent.

T3A
T3A is a term that refers to the trailing three months annualized. It is calculated by multiplying the relevant item (rent, revenue, expenses or cash NOI) by four.

